UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)            JUNE 5, 2006
                                                     ---------------------------
                             CHAAS ACQUISITIONS, LLC
             (Exact Name of Registrant as Specified in its Charter)

    DELAWARE                     333-106356                  41-2107245

 (State or Other
   Jurisdiction                                           (I.R.S. Employer
 of Organization)         (Commission File Number)       Identification No.)

                           12900 HALL ROAD, SUITE 200
                        STERLING HEIGHTS, MICHIGAN 48313

                         (Address of Principal Executive
                          Offices, including Zip Code)

                                 (586) 997-2900

                         (Registrant's telephone number,
                              including area code)

                                       N/A
       -------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 8.01 OTHER EVENTS

     On June 5, 2006, Advanced Accessory Holdings Corporation ("AAHC"), Advanced Accessory Systems, LLC ("AAS") and AAS Capital Corporation ("AAS Capital") commenced cash tender offers and consent solicitations for any and all of the 13-1/4% senior discount notes due 2011, issued by AAHC pursuant to the Indenture dated February 4, 2004 (the "Discount Notes"), and the 10-3/4% senior notes due 2011, issued by AAS and AAS Capital pursuant to the Indenture dated May 23, 2003 (the "Senior Notes"). A holder's tender of notes will constitute a consent to amend the indenture relating to the issue of notes that are tendered to eliminate certain events of default and substantially all the restrictive covenants in the indentures governing the respective notes.

     The tender offers are each scheduled to expire at 11:59 p.m., New York City time, on June 30, 2006, unless extended. The price that AAS and AAS Capital will pay for Senior Notes that are tendered and accepted for payment will be an amount equal to 96% of the principal amount of the Senior Notes plus accrued and unpaid interest up to but excluding the payment date. The price that Holdings will pay for Discount Notes that are tendered and accepted for payment will be an amount equal to 96% of the accreted value of the Discount Notes on the payment date. AAS, AAS Capital and Holdings will also pay a consent fee of 5% of the principal amount or accreted value on the payment date, as applicable, for any notes that are tendered prior to the consent payment deadline of 5:00 p.m., New York City time, on June 16, 2006. No consent fee will be paid for notes tendered after the consent payment deadline. Holders who tender notes and deliver consents will not be able to withdraw or revoke them after the consent payment deadline.

     Our obligation to purchase notes of an issue that are tendered will be conditioned on, among other things, the completion of the previously announced acquisition of certain of the assets and businesses of AAS by Thule AB, and receipt of consents to the proposed amendments to the respective indentures from the holders of at least a majority in principal amount of the Senior Notes and a majority in principal amount at maturity of the Discount Notes not owned by AAS, AAS Capital or AAHC, or any of their affiliates, being properly tendered and not validly withdrawn.

     If the requisite number of consents is received prior to the consent payment deadline, then AAS, AAS Capital, AAHC and the respective trustees will execute supplemental indentures containing the amendments to the respective indentures. The amendments will not become operative until the payment date and, if they become operative, will be effective as of the date on which the supplemental indentures were executed.

     We have engaged Jefferies & Company Inc. to act as the dealer manager and solicitation agent in connection with the tender offers and consent solicitations.

     A copy of the press release, dated June 5, 2006, announcing the tender offers and consent solicitations is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

     EXHIBIT NO.        Description
     -----------        --------------------------------------------------------

       99.1             Press release dated June 5, 2006.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CHAAS ACQUISITIONS, LLC
                                           (Registrant)


Date:  June 5, 2006                        By: /s/ Ronald Gardhouse
                                               ------------------------------
                                               Ronald Gardhouse
                                               Executive Vice President,
                                               Chief Financial Officer and
                                               Controller